SCHEDULE A


                     COMPANIES SUBJECT TO DEALER AGREEMENT
                              WITH RESPECT TO THE
                    NAVIGATOR CLASS OF THE LEGG MASON FUNDS



Legg Mason Value Trust, Inc.

Legg Mason Total Return Trust, Inc.

Legg Mason Special Investment Trust, Inc.

Legg Mason Income Trust, Inc.

Legg Mason Global Trust, Inc.

Legg Mason Investors Trust, Inc.

Legg Mason Tax-Free Income Fund

Legg Mason Light Street Trust, Inc.

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                                                                      SCHEDULE B

                        FUNDS SUBJECT TO DEALER AGREEMENT
                              WITH RESPECT TO THE
                    NAVIGATOR CLASS OF THE LEGG MASON FUNDS


Legg Mason Value Trust, Inc.

Legg Mason Total Return Trust, Inc.

Legg Mason Special Investment Trust, Inc.

Legg Mason U.S. Government Intermediate-Term Portfolio (a series of Legg Mason
  Income Trust, Inc.)

Legg Mason Investment Grade Income Portfolio (a series of Legg Mason Income
  Trust, Inc.)

Legg Mason High Yield Portfolio (a series of Legg Mason Income Trust, Inc.)

Legg Mason Global Government Trust (a series of Legg Mason Global Trust Inc.)

Legg Mason International Equity Trust (a series of Legg Mason Global Trust,
  Inc.)

Legg Mason Emerging Markets Trust (a series of Legg Mason Global Trust, Inc.)

Legg Mason American Leading Companies Trust (a series of Legg Mason Investors
  Trust, Inc.)

Legg Mason Balanced Trust (a series of Legg Mason Investors Trust, Inc.)

Legg Mason Maryland Tax-Free Income Trust (a series of Legg Mason Tax-Free
  Income Fund)

Legg Mason Pennsylvania Tax-Free Income Trust (a series of Legg Mason Tax-Free
  Income Fund)

Legg Mason Tax-Free Intermediate-Term Income Trust (a series of Legg Mason
  Tax-Free Income Fund)

Legg Mason Market Neutral Trust (a series of Legg Mason Light Street Trust,
  Inc.)

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